Exhibit 99.2

Tom Kingsbury Kohl’s Chief Executive Ofﬁcer

1.6B 20M 8%

Review w ESG report Update footnote & logos I.e. diversity inc from 2020

to Drive Efficiencies and Expense Discipline

long-term This slide moved up So page numbers messed up from here forward

January 29, 2022 January 29, 2022 January 28, 2023 Twelve Months Ended

Exhibit 99.2







KOHL'S

Q1 2023 Results Presentation

May 24, 2023





SEPHORA
KOHL'S


Cautionary Statement Regarding Forward-Looking Information

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," "plans," or similar expressions to identify forward-looking statements. Forward-looking statements include, but are not limited to, comments about Kohl's future financial plans, capital generation, management and deployment strategies, adequacy of capital resources and the competitive environment. Such statements are subject to certain risks and uncertainties, which could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company's Annual Report on Form 10-K, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company's filings with the SEC. Any number of risks and uncertainties could cause actual results to differ materially from those Kohl's expresses in its forward-looking statements, including macroeconomic conditions such as inflation and the long-term impact of COVID-19 on the economy and the pace of recovery thereafter. Forward-looking statements relate to the date initially made, and Kohl's undertakes no obligation to update them.

Non-GAAP Financial Measures

In addition, this presentation contains non-GAAP financial measures, including Free Cash Flow. Reconciliations of all non-GAAP measures to the most directly comparable GAAP measures are included in the Appendix of this presentation.


KOHL'S
SEPHORA


KOHL'S
+SEPHORA
4502

"Our first quarter results were in line with our expectations and represented a first step as we work to drive sales and earnings performance over the long-term. We delivered margin expansion, as well as a 6% reduction in inventory. In addition, our stores business achieved productivity gains and Sephora at Kohl's continued its sales momentum."

"We are making progress against each of our key 2023 priorities, enhancing our customer experience, simplifying our value strategies, managing inventory and expenses with discipline, and strengthening our balance sheet. I would like to thank the entire Kohl's team for driving against these priorities with a clear focus and strong determination. While there is still work to be done and the macroeconomic environment remains challenging, we are affirming our 2023 guidance and continue to have conviction in Kohl's longer term opportunity."

Tom Kingsbury

Chief Executive Officer



Kohl's has built a solid foundation for growth



Customers

65M+ Active Customers

30M+ Loyalty Members

Accessible and Aspirational Brand Portfolio

Levi's
UNDER ARMOUR
SONOMA GOODS FOR LIFE
jumping beans
KOHL'S + SEPHORA
TOMMY HILFIGER
Columbia
adidas
LC LAUREN CONRAD
SIMPLY VERA VERAWANG

Stores

1,171 Stores in 49 states

600+ Stores with Sephora

80% Of Americans live within 15 miles of a Kohl's store

~35% Of digital sales fulfilled by stores


KOHL'S
SEPHORA



Digital

32% Digital sales penetration

1.6B Website visits

20M Active App users

8% Digital sales CAGR over the last 5 years

All figures 2022

Long-standing focus on ESG stewardship

KOHL'S Cares
for People and Planet

Environmental, Social, and Governance stewardship is a key component of our strategy and our vision, and guides how we interact with our customers, employees, and our communities

Culture

~100,000
Associates

8
Business Resource Groups

DEI Framework
introduced in 2020

2022 World's Most Ethical Companies® – www.ethisphere.com – 4-Time Honoree

DiversityInc 2022 Top 50 Companies for Diversity – Noteworthy

Community

$845M
donations through Kohl's Cares

5.5M+
volunteer hours served by Kohl's associates

Tripling Spend
among diverse suppliers by 2025

Boys & Girls Clubs of Greater Milwaukee

Alliance for a Healthier Generation

NAMI – National Alliance on Mental Illness

Climate

Net Zero by 2050
committed to reducing GHG emissions

164
solar and wind locations

169
EV charging locations

Premier Member – 30th Anniversary – EPA's Energy Star Program

Member of
Dow Jones Sustainability Indices
Powered by the S&P Global CSA

All figures as of year end 2022
Note: See Kohl's 2022 ESG Report for a thorough overview of the company's efforts

Our 2023 Priorities

Our 2023 Priorities

- Enhance the Customer Experience
- Accelerate and Simplify Our Value Strategies
- Manage Inventory and Expenses with Discipline
- Strengthen the Balance Sheet


KOHL'S
+SEPHORA

FOCUSED ON FOUR OVERARCHING PRIORITIES TO

Drive Improved Sales and Profitability



Enhance the Customer Experience

- Sephora growth and expansion
- Optimize assortment to reflect customer interests
- Create an exciting in-store experience
- Focus on gifting
- Drive digital growth



KOHL'S
VISA

Accelerate and Simplify Our Value Strategies

- Simplified pricing
- Greater consistency in our marketing offers
- Leverage industry leading loyalty program (Kohl's Cash, Kohl's Rewards, Kohl's Card)
- Co-brand credit card launch



Manage Inventory and Expenses with Discipline

- Heightened focus on inventory control processes to increase inventory turns
- Planning inventory down mid-single digits % to increase ability to chase
- Marketing efficiency
- Benefit from organization realignment



KOHL'S
SEPHORA

Strengthen the Balance Sheet

- $1.5B ABL enhances liquidity position and flexibility
- Debt reduction in 2023
- Remain committed to long-term leverage target of 2.5x
- Lower capital spend in 2023

Driving continued growth through Sephora at Kohl's


SEPHORA

- Achieved significant total beauty sales growth of 150% in Q1 2023, including mid-teens percent comparable beauty sales growth in the 200 Sephora shops opened in 2021 and better than expected performance in the ~400 shops opened in 2022
- In 2023, opening an additional ~250 Sephora shops, taking our total to more than 850 2,500 sq. ft. shops. In addition, opening 50 smaller format Sephora shops by the end of the year, with plan to roll out to remainder of chain by 2025.
- Significant return on investment with expected payback period of less than 3.5 years

$2 billion
sales goal*

Delivering incremental sales and traffic
and acquiring new customers

~50% of Sephora baskets
have an additional category purchased

Highly accretive operating margin

* By 2025

2023 Outlook & Long-Term Strategy

2023 Outlook

Metric	Full Year Guidance
Net Sales	**(2%) to (4%)** versus 2022, includes a 1% benefit from the 53rd week
Operating Margin	**Approximately 4.0%**
EPS	**$2.10 to $2.70**


KOHL'S + SEPHORA
SEPHORA


Eddie Bauer


Little Co.
by Lauren Conrad


SONOMA
GOODS FOR LIFE


TOMMY
HILFIGER


TEK GEAR

Focused on returning balance sheet to historical strength through balanced capital allocation strategy

- Committed to rebuilding cash balance and reducing leverage to our long-term target of 2.5 times
- Will continue to prioritize investments in the business, followed by our commitment to the dividend with excess cash deployed for debt reduction and share repurchases
- We remain firmly committed to the health of our balance sheet and capital allocation decisions going forward will continue to reflect this priority

Recent Actions and Forward Commitments

Strategic Investment in the Business

- Planning to invest $600 million to $650 million through capex in 2023
- Key investments include ~250 Sephora shops, a smaller Sephora format in 50 additional stores, store refreshes, as well as 7 new stores, including one relocation

Commitment to the Dividend

- Will continue to prioritize current dividend, which represents a healthy yield for our shareholders
- On May 10, the Board declared a quarterly cash dividend of $0.50 per share payable to shareholders on June 21, 2023

Revolver

- Replaced and upsized revolver in January 2023 to $1.5 billion secured facility, enhancing our liquidity and flexibility
- Utilized revolver to fund working capital and the bond retirement in Q1, and will sequentially work the balance down with no anticipated borrowings at year-end

Debt Reduction

- Retired $164 million of February 2023 bond maturities in early Q1 2023, and expect to retire an additional $111 million of December 2023 bond maturities later this year

Share Repurchases

- Not planning on repurchasing any additional shares until our balance sheet is strengthened on a path towards our long-term leverage target of 2.5 times

Committed to Creating Long-Term Value

Kohl's Long-term Financial Framework

SALES GROWTH		OPERATING MARGIN		EPS GROWTH
Low-Single Digits %	+	7% to 8%	=	Mid-to-High Single Digits %



Capital Allocation Principles

Strong Balance Sheet	Invest in Growth	Significant Capital Returns

Q1 2023 Results

Q1 2023 Summary

Key Takeaways

- Our overall first quarter results were in line with our expectations and we made progress against each of our key priorities for 2023 despite continuing to operate in a challenging macroeconomic backdrop
- Sephora at Kohl's drove a total beauty sales increase of 150%, including mid-teens percent comparable beauty sales growth in the 200 Sephora shops opened in 2021 and better than expected performance in the ~400 shops opened in 2022
- Utilized revolver to fund working capital and the $164 million bond retirement in Q1

Q1 2023

- Net sales declined (3.3%) versus Q1 2022 and comparable sales declined (4.3%)
- Gross margin increased 67 bps compared to last year driven by a decline in digital-related cost of shipping, lower freight expense and simplifying our value strategies, partially offset by product cost inflation and higher shrink
- SG&A expense decreased (4.2%) driven by fewer Sephora openings and related store refreshes as compared to last year, as well as disciplined expense management across corporate and marketing which offset continued wage headwinds
- Operating income of $98 million and net income of $14 million, or $0.13 per diluted share
- Inventory decreased (6%) year-over-year







Q1 Key Metrics

Consolidated Statement of Operations	Three Months Ended	
(Dollars in Millions)	April 29, 2023	April 30, 2022
Net Sales	$ 3,355	$ 3,471
Total Revenue	3,571	3,715
Gross Margin Rate	39.0%	38.3%
SG&A	1,238	1,293
Depreciation	188	200
Operating Income	98	82
Interest Expense	84	68
(Benefit) Provision for Income Taxes	0	0
Net Income	14	14
Diluted EPS	$0.13	$0.11

Key Balance Sheet Items *(Dollars in Millions)*	April 29, 2023	April 30, 2022
Cash and Cash Equivalents	$ 286	$ 646
Merchandise Inventories	3,526	3,736
Accounts Payable	1,310	1,679
Borrowings under revolving credit facility	765	0
Current portion of Long-term debt	111	164
Long-term Debt	1,637	1,746

Key Cash Flow items	April 29, 2023	April 30, 2022
(Dollars in Millions)	Three Months Ended	Three Months Ended
Operating Cash Flow	$ (202)	$ (460)
Capital Expenditures	(94)	(221)
Net, Finance lease and Financing obligations	(20)	(25)
Free Cash Flow[1]	$ (316)	$ (706)

(1) - Free Cash Flow is a non-GAAP financial measures. Please refer to the reconciliation included in the Appendix for more information.

Q1 2023 Gross Margin & SG&A Expense Performance

Gross Margin

Increased +67 bps vs. Q1 2022



38.3%
39.0%
Q1 2022
Q1 2023

Q1 2023 Gross Margin Takeaways

- Lower digital-related cost of shipping and reduced freight expense
- Simplifying our value strategies
- Higher product costs driven by inflation
- Elevated shrink

SG&A Expense

Leveraged 13 bps vs. Q1 2022



$1,293M
$1,238M
% Total Revenue
34.8%
34.7%
Q1 2022
Q1 2023

Q1 2023 SG&A Takeaways

- Fewer Sephora openings and related store refreshes
- Disciplined expense management across corporate and marketing offset continued wage headwinds

Appendix

Reconciliations

Free Cash Flow
($ in millions)

	April 29, 2023 Three Months Ended		April 30, 2022 Three Months Ended	
Net cash provided by operating activities	$	(202)	$	(460)
Acquisition of property and equipment		(94)		(221)
Finance lease and financing obligation payments		(25)		(29)
Proceeds from financing obligations		5		4
Free Cash Flow	**$**	**(316)**	**$**	**(706)**


NIKE


KOHL'S
+SEPHORA







KOHL'S




adidas







